[VENTAS LOGO]

Ventas, Inc.   10350 Ormsby Park Place   Suite 300   Louisville, Kentucky 40223
                       (502) 357.9000   (502) 357.9029 Fax

                                        Contacts: Debra A. Cafaro
                                                  Chairman, President and CEO
                                                  or
                                                  Richard A. Schweinhart
                                                  Senior Vice President and CFO
                                                  (502) 357-9000


             VENTAS TO OFFER TWO PERCENT DISCOUNT ON DRIP PURCHASES

               Discount Initiated with 2004 First Quarter Dividend


Louisville, KY (January 7, 2004) - Ventas, Inc. (NYSE:VTR) (the "Company" or "Ventas") said today that, beginning with its 2004 first quarter dividend, it will offer a two percent discount on the purchase price of its stock to shareholders who reinvest their dividends and/or make optional cash purchases of Ventas common stock through the Company's Distribution Reinvestment and Stock Purchase Plan (DRIP).

     "We're very pleased to offer this discount on DRIP purchases to our shareholders, providing a convenient, economical and simple approach for growing their investments in Ventas," Chairman, President and CEO Debra A. Cafaro said. "In addition to the discount, DRIP participants will not be charged any brokerage commission or service charge for shares of common stock purchased directly from Ventas. So this really is an excellent way for existing shareholders and new investors to build their stakes in Ventas."

     Shareholders will be able to take advantage of this two percent discount on the direct purchase of Ventas common stock beginning with the 2004 first quarter dividend, which is expected to be paid in March 2004. In most cases, dividend reinvestment purchases will be limited to $25,000 each quarter and optional cash purchases will be capped at $5,000 per month. Dividend declarations remain subject to the discretion of the Ventas Board of Directors, and there can be no assurance regarding the amount or timing of any future dividends payable by the Company.

     Ventas's DRIP has been effective since January 2002. The amended DRIP program gives Ventas the flexibility to offer a sliding scale discount of zero to five percent on purchases of common shares of stock directly from the Company, as circumstances warrant. The Company reserves the right to change or terminate its DRIP program. Changes to the DRIP, including changes in the discount, will be posted on the Company's website at www.ventasreit.com. The discount is not available to shares of Ventas common stock purchased in the open market. Additionally, the discount is not applicable to Ventas's 2003 fourth quarter dividend, which will be paid on January 13, 2004.

     For full details of the DRIP, please refer to the Company's Prospectus and the Prospectus Supplement, both of which are available from the Plan Administrator, National City Bank, at 1-800-622-6757.


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Ventas Offers Two Percent Discount on DRIP Purchases
Page 2
January 7, 2004
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     Ventas, Inc. is a healthcare real estate investment trust that owns 42 hospitals, 194 nursing facilities and nine other healthcare and senior housing facilities in 37 states. The Company also has investments in 25 additional healthcare and senior housing facilities. More information about Ventas can be found on its website at www.ventasreit.com.

     This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.'s ("Ventas" or the "Company") and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust, plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. ("Kindred") and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company's subsidiaries, including without limitation the lease agreements and various agreements entered into by the Company and Kindred at the time of the Company's spin off of Kindred on May 1, 1998 (the "1998 Spin Off"), as such agreements may have been amended and restated in connection with Kindred's emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy and the Company's ability to identify and consummate diversifying acquisitions or investments, including without limitation, its proposed acquisition of ElderTrust, (e) the nature and extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company's interest rate swap agreement, (m) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, (n) final determination of the Company's taxable net income for the year ending December 31, 2003, (o) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, and (p) the impact on the liquidity, financial condition and results of operations of Kindred and the Company's other operators resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of Kindred and the Company's other operators to accurately estimate the magnitude of such liabilities. Many of such factors are beyond the control of the Company and its management.


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